Exhibit 10-17


                      NIAGARA MOHAWK POWER CORPORATION
                         PERFORMANCE SHARE UNIT PLAN


                                  ARTICLE 1

                            Establishment and Purpose

     Section 1.1 Establishment. Effective January 30, 1992, Niagara Mohawk Power Corporation (the "Company") hereby establishes a performance share unit plan for the benefit of certain employees as described herein which shall be known as the Niagara Mohawk Power Corporation Performance Share Unit Plan (the "Plan").

     Section 1.2 Purpose. The purpose of the Plan is to promote the interests of the Company, its shareholders and its ratepayers, by ensuring continuity of management and increased incentive on the part of officers and other key employees of the Company and its subsidiaries responsible for major contributions to effective management, through the award to such persons of Performance Share Units ("Units").


                                  ARTICLE 2

                                Administration

     Section 2.1 Administration. The Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board"), which shall exercise its powers, to the extent herein provided, through the agency of the Compensation and Succession Committee (the "Committee") of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board.
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     Section 2.2    Powers of the Committee. (a)  The Committee shall
    have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be awarded Units ("Participants"), to determine the size and terms of the Units to be awarded to each employee selected, to determine the time when Units will be awarded, and to prescribe the form of the instruments embodying Units awarded under the Plan. The Committee shall be authorized to interpret the Plan and awards of Units under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award of Units in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

          (b) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


                                  ARTICLE 3

                        Eligibility and Participation

          Units may be granted only to officers or key employees of the Company and its subsidiaries. In determining the persons to whom Units are to be granted and the number of Units granted to each such person the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant.
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                                  ARTICLE 4

                        Performance Share Unit Awards

     Section 4.1 General. Performance Share Unit awards shall be subject to the terms and conditions set forth in this Article 4 and shall contain such other terms and conditions not inconsistent with the express provisions of the Plan as the Committee shall deem desirable.

     Section 4.2 Nature of Performance Share Unit Awards. A Performance Share Unit award is a contingent award of Units (with each Unit having a value equivalent to one share of the Company's Common Stock ($1 par value)), including Dividend Units credited pursuant to Section 4.4 hereof, granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant shall forfeit such Units, including Dividend Units, or a portion thereof, in the event specified Performance Goals, as determined by the Committee pursuant to Section 4.3, are not met within a designated period of time or upon such events as the Committee may designate.

     Section 4.3    Performance Cycles and Goals. (a)  For each
    Performance Unit Award, the Committee shall designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified
    Performance Goals are to be attained.  There may be several
    Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

          (b) The Committee shall establish Performance Goals with respect to the Company for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or
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    nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     Section 4.4 Dividend Units. The amount of Units contingently awarded to a Participant with respect to any Performance Cycle shall be increased to take into account dividends paid by the Company in cash or stock with respect to its Common Stock. In the case of cash dividends, a Participant's contingent Units previously awarded or credited (including Dividend Units) with respect to such Cycle shall be increased by the number of contingent Units equal to the number of whole shares of the Company's Common Stock that could be purchased on the dividend payment date with cash dividends that would have been paid on such Units, assuming that each such Unit is a share of the Company's Common Stock outstanding on the date such dividends are paid. In the case of stock dividends, a Participant's contingent Units previously awarded or credited (including Dividend Units) with respect to such Cycle shall be increased by the number of contingent Units equal to the number of whole shares of the Company's Common Stock that would have been issued as a stock dividend on such Units, assuming that each such Unit is a share of the Company's Common Stock outstanding on the date such dividends are paid.

     Section 4.5 Determination of Units Earned. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the extent to which contingent Performance Unit Awards, including credited Dividend Units, have been earned on the basis of the Company's actual performance in relation to the established Performance Goals.

     Section 4.6    Timing and Form of Payment.   (a)  As soon as
    practicable after the end of a Performance Cycle, a cash payment shall be made to a Participant with respect to each Unit earned by such Participant, including credited Dividend Units, as determined by the Committee pursuant to Section 4.5 hereof. The payment value of each such Unit earned will equal the average of the Company's daily closing Common Stock price during the fourth quarter of the
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    last year of the Performance Cycle.  Except as permitted by
    Article 5, no payments shall be made to a Participant in respect of Units within the six-month period following the date such Units were awarded to such Participant.

     (b) The Company shall have the right to deduct from all payments any amounts required by law to be withheld for Federal, state and local taxes.

     Section 4.7 Termination or Revision of Performance Cycle and Forfeiture or Amendment of Awards of Units. At any time prior to the payment of awards of Units hereunder, the Committee may, in its absolute discretion, reduce, amend or revoke any award of Units hereunder and may terminate or revise any Performance Cycle with respect to which payment has not been made.

     Section 4.8 Non-Transferability. No Units awarded under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution. Payments may only be made during a Participant's lifetime to him or his guardian or legal representative and after his death to his estate or beneficiary.
    In the case of payments to be made with respect to Units held by a deceased Participant, the Company shall be under no obligation to make such payments unless and until the Company is satisfied that the recipient or recipients of such payments are the duly appointed legal representatives of the deceased Participant's estate or the proper legatees or distributees thereof.


                                  ARTICLE 5

                            Termination of Employment

     Section 5.1    Death or Disability.     (a) In the event that
    prior to the conclusion of a Performance Cycle a Participant's employment with the Company is terminated by reason of death or permanent and total disability (within the meaning of


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    Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Participant shall be deemed to have earned the Prorated Number (as defined in Section 5.1(b)) of contingent Units, including credited Dividend Units, that would have been earned as of the end of the calendar year immediately preceding such termination of employment and to be paid an amount in respect of such earned
    Units, calculated as though the Performance Cycle ended on the last day of such year.

          (b) For purposes of this Section 5.1(a) and Section 5.2(a), the Prorated Number shall be the sum of (i) the number of contingent Units awarded a Participant for the Performance Cycle in which such termination of an employment occurred plus (ii) the number of Dividend Units credited to a Participant in respect of such Cycle, multiplied by a fraction, the numerator of which is the number of whole calendar months from the commencement of such Performance Cycle to the date of such termination of employment, and the denominator is the number of months in such Performance Cycle.

     Section 5.2    Retirement.    (a) In the event that prior to the
    conclusion of a Performance Cycle a Participant's employment with the Company is terminated by reason of retirement pursuant to the terms of a tax-qualified retirement plan of the Company or a subsidiary or upon such other retirement as may be approved by the Committee, the Participant, unless otherwise provided by the Committee pursuant to Section 5.2(b), shall be deemed to have earned the Prorated Number (as defined in Section 5.1(b)) of contingent Units, including credited Dividend Units, that would have been earned as of the end of the calendar year immediately preceding such termination of employment and to be paid an amount in respect of such earned Units, calculated as though the Performance Cycle ended on the last day of such year.

          (b) The Committee may, in its discretion, provide that a Participant who retires as provided in Section 5.1(a) shall be deemed for purposes of the Plan to have retired on the day following the last day of a Performance Cycle, in which case


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    Section 4.5 and Section 4.6 shall govern the determination of Units earned and the payment therefor.

     Section 5.3    Other Termination of Employment.  If a
    Participant's employment terminates for any reason other than death, permanent and total disability or retirement, the Participant shall, except as otherwise provided by the Committee, forfeit all unearned Units, including Dividend Units, outstanding on the date of such other termination of employment.


                                  ARTICLE 6

                           Miscellaneous Provisions

     Section 6.1 No Implied Rights. No employee or other person shall have any claim or right to be awarded Units under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any employee's employment.

     Section 6.2 Ratification of Actions. By accepting the award of any Unit or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Section 6.3 Gender. The masculine pronoun means the feminine and the singular means the plural wherever appropriate.









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                                  ARTICLE 7

                        Dilution and Other Adjustments

     Section 7.1 Change in Common Stock. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, rights offerings, or other similar event, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of contingent Units, including credited Dividend Units, or in the terms or conditions of the Performance Goals or Performance Cycle, such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

     Section 7.2 Sale or Liquidation. All Units shall immediately vest and become payable 30 days after either the sale of the Company pursuant to an offer to purchase the stock of the Company, or adoption of a resolution authorizing liquidation of substantially all of the assets of the Company. In computing the amount of such payment, each Participant shall be deemed to have earned the number of Units, including Dividend Units, that would have been earned as of the end of the calendar year immediately preceding such sale or date of adoption of such resolution, and to be paid an amount in respect of such earned Units, calculated as though the Performance Cycle ended on the last day of such year.


                                  ARTICLE 8

               Amendment, Expiration and Termination of the Plan

          Under the Plan, Units may be granted at any time and from time to time prior to January 29, 2002, at which time the Plan will expire, except as to Units then outstanding. The Plan will remain in effect with respect to outstanding Units until such Units have



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    been paid or have expired.  The Plan may be extended, terminated or modified by the Board at any time prior to such date.


                                  ARTICLE 9

                      Governing Law and Interpretation

          The provisions of the Plan shall take precedence over any conflicting provision contained in the instrument constituting an award of Units hereunder. The Plan shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no
    way be affected, impaired or invalidated.